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
                                                  Exhibit 12.1


                             Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended September 30, 1994
                               (in thousands)


Net income from continuing operations                      $123,898

Income taxes                                                 56,388

Fixed charges                                               131,491
                                                           --------
     Total                                                 $311,777
                                                           ========

Interest expense                                           $117,012
Interest component of rentals                                14,479
                                                           --------
     Total                                                 $131,491
                                                           ========
Ratio of earnings to fixed charges                             2.37
                                                               ====

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